 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2017

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway, Suite 440, Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Hennessy Capital Acquisition Corp. II, 700 Louisiana Street, Suite 900, Houston, Texas 77002

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 27, 2017 (the “Closing Date”), the registrant consummated the previously announced merger of a wholly owned subsidiary of the registrant with and into Daseke, Inc. (“Daseke”), with Daseke surviving as a direct wholly owned subsidiary of the registrant (the “Business Combination”), in accordance with the Agreement and Plan of Merger, dated as of December 22, 2016 (the “Merger Agreement”), by and among the registrant, HCAC Merger Sub, Inc., Daseke and Don R. Daseke, solely in his capacity as the Stockholder Representative.

In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from Hennessy Capital Acquisition Corp. II to Daseke, Inc. Unless the context otherwise requires, “we,” “us,” “our,” and “the Company” refer to the consolidated company and its subsidiaries at and after the Closing, “Daseke” refers to Daseke, Inc. and its subsidiaries, and “Hennessy Capital” refers to the registrant prior to the Closing.

In connection with its execution of the Merger Agreement, Hennessy Capital entered into, among other things, backstop and subscription agreements (the “Backstop and Subscription Agreements”) with certain institutional accredited investors (such investors referred to collectively as the “Backstop Commitment Investors”) and a preferred subscription agreement with certain institutional accredited investors (collectively, the “Preferred Financing Investors”). In the backstop and subscription agreements, the Backstop Commitment Investors made a commitment (the “Backstop Commitment”) pursuant to which they agreed to purchase an aggregate of up to $35.0 million in shares of Hennessy Capital common stock (as and to the extent requested by Hennessy Capital), through (x) open market or privately negotiated transactions with third parties (including forward contracts), (y) a private placement to occur concurrently with the consummation of the Business Combination at a purchase price of $10.00 per share, or (z) a combination thereof. In the preferred subscription agreement, the Preferred Financing Investors agreed to purchase from Hennessy Capital, concurrent with the consummation of the Closing, 650,000 shares of the Company’s 7.625% Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for an aggregate purchase price of $65.0 million (the “Preferred Financing”).

On February 24, 2017, Hennessy Capital exercised the Backstop Commitment in full, and the Backstop Commitment Investors purchased an aggregate of $35.0 million in shares of Hennessy Capital common stock through open market or privately negotiated transactions with third parties at a purchase price of up to $10.00 per share.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference. The material terms and conditions of the Merger Agreement are described on pages 123 to 138 of Hennessy Capital’s definitive proxy statement dated February 6, 2017 (the “Definitive Proxy Statement”) in the section entitled “The Business Combination Proposal—The Merger Agreement,” which is incorporated by reference herein.

The Business Combination was approved by Hennessy Capital’s stockholders at a special meeting of Hennessy Capital’s stockholders held on February 27, 2017 (the “Special Meeting”). At the Special Meeting, 21,288,965 shares of Hennessy Capital’s common stock were voted in favor of the proposal to approve the Business Combination, 2,385,174 shares of Hennessy Capital’s common stock were voted against that proposal and holders of 250,000 shares of Hennessy Capital’s common stock abstained.

In connection with the Closing, Hennessy Capital redeemed a total of 11,616,990 shares of its common stock pursuant to the terms of the Company’s amended and restated certificate of incorporation, resulting in a total cash payment from Hennessy Capital’s trust account to redeeming stockholders of $116,169,900.

At the Closing, the Preferred Financing Investors purchased 650,000 shares of the Series A Preferred Stock from the Company for an aggregate purchase price of $65.0 million. In addition, at the Closing, the Company issued 419,669 newly issued shares of Company common stock (including 27,777 shares issued in consideration for the reduction of certain financial advisory fees) in the aggregate to the Backstop Commitment Investors. Such shares are referred to in the Backstop and Subscription Agreements and the Definitive Proxy Statement as “Utilization Fee Shares.”

At the Closing, Hennessy Capital Partners II LLC (the “Sponsor”) forfeited 2,701,934 founder shares of Hennessy Capital common stock in the aggregate, resulting in 1,848,043 remaining founder shares of Company common stock held by the Sponsor. Such Sponsor founder share forfeitures were made pursuant to the terms of the Merger Agreement and the Backstop and Subscription Agreements and in connection with the payment of deferred underwriting discounts and fees to the underwriters from Hennessy Capital’s July 2015 initial public offering (the “IPO”).

Following the consummation of the Business Combination, there were 37,715,960 of shares of Company common stock issued and outstanding, including 26,665,330 shares issued to former Daseke stockholders at the Closing of the merger pursuant to the Merger Agreement and 8,342,918 “public” shares (issued in the IPO) of Company common stock remaining outstanding following redemptions.

Item 3.02. Unregistered Sale of Equity Securities

The disclosure set forth under Item 2.01 above is incorporated in this Item 3.02 by reference. The 26,665,330 newly issued shares of the registrant’s common stock that were paid as consideration to former Daseke stockholders upon closing of the Business Combination were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering on the basis that the securities were offered and sold in a non-public offering to “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act). Daseke engaged a purchaser representative to serve as the purchaser representative for two Daseke stockholders who were not “accredited investors,” which purchaser representative met all of the conditions set forth in Rule 501(i) of Regulation D, as required to comply with applicable federal securities laws in connection with the issuance of shares of Hennessy Capital common stock to these two Daseke stockholders in the Business Combination. The 650,000 newly issued shares of the Series A Preferred Stock issued in the Preferred Financing and the 419,669 newly issued shares of Hennessy Capital common stock issued to the Backstop Commitment Investors were, in each case, issued at the Closing to institutional accredited investors in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 5.06. Change in Shell Company Status.

On February 27, 2017, as a result of the consummation of the Business Combination, which fulfilled the “initial Business Combination” requirement of Hennessy Capital’s amended and restated certificate of incorporation, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the Definitive Proxy Statement in the section entitled “The Business Combination Proposal” beginning on page 123, which is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 27, 2017, Hennessy Capital held the Special Meeting for the following purposes:

(1) to consider and vote upon a proposal to approve the Merger Agreement (the “Business Combination Proposal”);

(2) to approve and adopt separate proposals for amendments to Hennessy Capital’s amended and restated certificate of incorporation:

•	to increase the Company’s authorized common stock and preferred stock (“Proposal 2”);

•	to provide for the classification of our Board of Directors into three classes of directors with staggered three-year terms of office and to make certain related changes (“Proposal 3”);

•	to designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for specified legal actions and provide for certain additional changes, including changing the Company’s name from “Hennessy Capital Acquisition Corp. II” to “Daseke, Inc,” making the Company’s corporate existence perpetual and providing for severability if any clause shall be held invalid, illegal or unenforceable, which our board of directors believes are necessary to adequately address the post-Business Combination needs of the Company (“Proposal 4”);

(3) to consider and vote upon a proposal to elect three directors (Daniel J. Hennessy, Don R. Daseke and Mark Sinclair) to serve as directors on our Board of Directors until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

(4) to consider and vote upon a proposal to approve and adopt the plan referred to as the Incentive Plan in the Definitive Proxy Statement (the “Incentive Plan Proposal”);

(5) to consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock, which Nasdaq may deem to be a change of control, pursuant to the Preferred Financing and any private placement pursuant to the Backstop Commitment (the “Nasdaq Proposal”); and

(6) to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, Proposal 2, the Director Election Proposal or the Nasdaq Proposal (the “Adjournment Proposal”).

There were 24,949,885 shares of Hennessy Capital common stock issued and outstanding on the record date for the Special Meeting. At the Special Meeting there were 23,924,139 shares voted by proxy or in person. The results for each matter were as follows:

•	Hennessy Capital’s stockholders approved the Business Combination Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
21,288,965	2,385,175	250,000	0

•	Hennessy Capital’s stockholders approved Proposal 2, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
20,914,260	1,830,498	1,179,381	0

•	Hennessy Capital’s stockholders approved Proposal 3, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
19,759,418	3,001,090	1,163,631	0

•	Hennessy Capital’s stockholders approved Proposal 4, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
19,788,810	2,971,698	1,163,631	0

•	Hennessy Capital’s stockholders approved the Director Election Proposal, based on the following votes:

Daniel J. Hennessy:	For: 20,931,727	Withheld: 2,992,412
Don R. Daseke:	For: 20,933,727	Withheld: 2,990,412
Mark Sinclair:	For: 20,933,727	Withheld: 2,990,412

•	Hennessy Capital’s stockholders approved the Incentive Plan Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
19,786,360	2,973,898	1,163,881	0

•	Hennessy Capital’s stockholders approved the Nasdaq Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
20,915,860	1,829,398	1,178,881	0

•	Hennessy Capital’s stockholders approved the Adjournment Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
20,216,542	2,608,652	1,098,945	0

Item 7.01 Regulation FD Disclosure.

On February 27, 2017, Hennessy Capital and Daseke issued a joint press release announcing the Closing of the Business Combination. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release dated February 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2017	DASEKE, INC.

	By:	/s/ R. Scott Wheeler
	Name:	R. Scott Wheeler
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release dated February 27, 2017